      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 1999
                                                       REGISTRATION NO. 33-66036
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            TRANSOCEAN OFFSHORE INC.
             (Exact name of registrant as specified in its charter)

           CAYMAN ISLANDS                                                                     N/A
  (State or other jurisdiction of                 4 GREENWAY PLAZA                      (I.R.S. Employer
   incorporation or organization)               HOUSTON, TEXAS 77046                  Identification No.)
                                                   (713) 871-7500
                                      (Address of Principal Executive Offices)

--------------------------------------------------------------------------------

                        TRANSOCEAN OFFSHORE SAVINGS PLAN
                            (Full title of the plan)

--------------------------------------------------------------------------------




                               NICOLAS J. EVANOFF
                            TRANSOCEAN OFFSHORE INC.
                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
                     (Name and address of agent for service)
                                 (713) 871-7500
                     (Telephone number, including area code,
                             of agent for service)



         This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by Transocean Offshore Inc., a Cayman Islands exempted company limited by shares ("Transocean-Cayman" or the "Company"), as successor to Transocean Offshore Inc., a Delaware corporation ("Transocean-Delaware"), and Transocean Offshore (Texas) Inc., a Texas corporation ("Transocean-Texas"). Transocean-Cayman hereby expressly adopts the Registration Statement on Form S-8 (File No. 33-66036) as its own Registration Statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").


--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which Transocean-Delaware and Transocean-Cayman have filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Post-Effective Amendment by reference and shall be deemed to be a part hereof:

         1. Transocean-Delaware's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         2. Transocean-Delaware's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

         3. The Current Report on Form 8-K dated March 15, 1999 of Transocean-Delaware and the Current Report on Form 8-K dated May 14, 1999 of Transocean-Cayman; and

         4. The description of the Company's ordinary shares, par value US$.01 per share, contained in Transocean-Cayman's Current Report on Form 8-K dated May 14, 1999.

         All documents filed by Transocean-Cayman or Transocean-Texas with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Post-Effective Amendment and prior to the filing of any further post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Post-Effective Amendment by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Post-Effective Amendment, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment to the extent that a statement contained herein or in any subsequently-filed supplement to this Post-Effective Amendment or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 34.1 of Transocean-Cayman's Articles of Association provides that:

         No Transocean-Cayman directors will be personally liable to Transocean-Cayman or, if any, its members for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Transocean-Cayman or, if any, to its members, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or
         (iii) for any transaction from which the director derived an improper personal benefit.

         Transocean-Cayman will indemnify, to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of Transocean-Cayman) by reason of the fact that he is or was a director or officer of Transocean-Cayman, or, while serving as a director or officer of Transocean-Cayman, is or was serving at the request of Transocean-Cayman, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by Section 34.1 also includes the right of such persons to be paid in advance by Transocean-Cayman for their expenses to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect.

         Unless otherwise determined by the Transocean-Cayman board of directors, Transocean-Cayman will indemnify to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of Transocean-Cayman), by reason of the fact that he is or was an employee (other than an officer) or agent of Transocean-Cayman as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

         The rights and authority conferred by Section 34.1 are not exclusive of any other right that any person has or hereafter acquires under any law, provision of Transocean-Cayman's Articles of Association or Memorandum of Association, agreement, vote of members of Transocean-Cayman or of the board of directors of Transocean-Cayman or otherwise.

         Transocean-Cayman also has directors and officers liability insurance that would indemnify its directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following documents are filed as a part of this registration statement or incorporated by reference herein:


       Exhibit
         No.                        Description
       -------                      -----------
         *4.1     Memorandum of Association of Transocean-Cayman (incorporated by reference to Annex B to the proxy statement/prospectus
                  included in Transocean-Texas' Registration Statement on Form
                  S-4 (Registration No. 333-75899) dated April 8, 1999)

         *4.2 Articles of Association of Transocean-Cayman (incorporated by reference to Annex C to the proxy statement/prospectus included in Transocean-Texas' Registration Statement on Form
                  S-4 (Registration No. 333-75899) dated April 8, 1999)

          5.1 Opinion of W.S. Walker & Company, regarding the legality of securities to be issued by Transocean Offshore Inc., a Cayman
                  Islands exempted company

          5.2 Undertaking to submit the Transocean Offshore Savings Plan to the Internal Revenue Service. See "Item 9. Undertakings."

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of W.S. Walker & Company (included in Exhibit 5.1)

         24       Powers of Attorney

----------

*        Incorporated herein by reference as indicated.


ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant has submitted the Transocean Offshore Savings Plan, and will submit any amendment thereto, to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 17, 1999.

                                     TRANSOCEAN OFFSHORE INC.



                                     By:  /s/ Robert L. Long
                                        -----------------------------------
                                        Robert L. Long
                                        Senior Vice President


   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on May 17, 1999 by the following persons in the capacities indicated.

            Signature                                   Title
            ---------                                   -----
     /s/ J. Michael Talbert                 Chairman of the Board and Chief Executive Officer
---------------------------------           (Principal Executive Officer)
         J. Michael Talbert

     /s/ Robert L. Long                     Senior Vice President, Treasurer and Chief
---------------------------------           Financial Officer (Principal Financial Officer)
         Robert L. Long

    /s/ Barbara S. Koucouthakis             Vice President and Controller (Principal
---------------------------------           Accounting Officer)
        Barbara S. Koucouthakis

               *                            Director,  President and Chief Operating Officer
---------------------------------
       W. Dennis Heagney

               *                            Director
---------------------------------
        Richard D. Kinder

               *                            Director
---------------------------------
 Ronald L. Kuehn, Jr.

               *                            Director
---------------------------------
   Robert J. Lanigan

               *                            Director
---------------------------------
  Fridtjof Lorentzen

               *                            Director
---------------------------------
     Max L. Lukens

               *                            Director
---------------------------------
  Martin B. McNamara

               *                            Director
---------------------------------
     Kristian Siem

*By: /s/ Nicolas J. Evanoff
     ----------------------------
        Nicolas J. Evanoff
         Attorney in Fact

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of Transocean Offshore Inc., as Plan
Administrator of the Transocean Offshore Savings Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on May 17, 1999.


                                          TRANSOCEAN OFFSHORE SAVINGS PLAN



Date: May 17, 1999                        By: /s/ Eric B. Brown
                                             -----------------------------------
                                             Eric B. Brown
                                             Secretary, Administrative Committee

                                INDEX TO EXHIBITS



       Exhibit
         No.                        Description
       -------                      -----------
         *4.1     Memorandum of Association of Transocean-Cayman (incorporated by reference to Annex B to the proxy statement/prospectus
                  included in Transocean-Texas' Registration Statement on Form
                  S-4 (Registration No. 333-75899) dated April 8, 1999)

         *4.2 Articles of Association of Transocean-Cayman (incorporated by reference to Annex C to the proxy statement/prospectus included in Transocean-Texas' Registration Statement on Form
                  S-4 (Registration No. 333-75899) dated April 8, 1999)

          5.1 Opinion of W.S. Walker & Company, regarding the legality of securities to be issued by Transocean Offshore Inc., a Cayman
                  Islands exempted company

          5.2 Undertaking to submit the Transocean Offshore Savings Plan to the Internal Revenue Service. See "Item 9. Undertakings."

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of W.S. Walker & Company (included in Exhibit 5.1)

         24       Powers of Attorney

----------

*        Incorporated herein by reference as indicated.